Exhibit 2.2

VOTING AGREEMENT dated as of April 24, 2017 (this “Agreement”), among FRESENIUS KABI AG, a German stock corporation (“Parent”), and each of THE INDIVIDUALS AND OTHER PARTIES LISTED ON SCHEDULE A ATTACHED HERETO (each, a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS Parent, Quercus Acquisition, Inc., a Louisiana corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Akorn, Inc., a Louisiana corporation (the “Company”), and, solely for purposes of Article VIII thereof, Fresenius SE & Co. KGaA, a German partnership limited by shares, have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS each Shareholder is the record or beneficial owner of the number of shares of Company Common Shares set forth opposite such Shareholder’s name on Schedule A (such shares of the Company, the “Original Shares”, and together with any New Shares (as defined below) but excluding the Excluded Shares (as defined on Schedule A), the “Subject Shares”); and

WHEREAS as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

SECTION 1.  Representations and Warranties of Each Shareholder.  Each Shareholder jointly and severally hereby represents and warrants to Parent as follows:

(a)  Organization; Authority; Execution and Delivery; Enforceability.  If such Shareholder is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Such Shareholder has the legal capacity and all necessary corporate, company, partnership or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution, delivery and performance by such Shareholder of this Agreement, and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by its governing body, members, stockholders or trustees, as applicable, and no other corporate, company, partnership or other action on the part of such Shareholder or any manager or partner thereof is necessary to authorize the execution, delivery and performance by such Shareholder of this Agreement and the consummation by it of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and

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binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)  No Conflicts; Consents.  Neither the execution and delivery of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated by this Agreement, nor performance or compliance by such Shareholder with any of the terms or provisions hereof, will (i) if such Shareholder is not a natural person, conflict with or violate any provision of any certificate of incorporation, bylaws or trust (or similar organizational documents) of such Shareholder, (ii) (x) violate any Law or Judgment applicable to such Shareholder or to such Shareholder’s properties or assets (including such Shareholder’s Subject Shares), (y) violate or constitute a breach of or default (with or without notice of lapse of time, or both) under or give rise to a right of termination, modification, or cancelation of any obligation or to the loss of any benefit under, any Contract to which such Shareholder is a party or by which any of the properties or assets of such Shareholder (including such Shareholder’s Subject Shares) is bound or subject or (z) result in the creation of any Lien (other than Permitted Lien) on any properties or assets of such Shareholder, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.  No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority (“Consent”) is necessary for the execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated by this Agreement, other than such Consents that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(c)  Ownership.   Such Shareholder is the beneficial owner of the number of Original Shares set forth opposite such Shareholder’s name on Schedule A and the Excluded Shares, and such Shareholder’s Original Shares and the Excluded Shares constitute all of the shares of Company Common Shares held of record, beneficially owned or for which voting power or disposition power is held by such Shareholder as of the date hereof (excluding, for the avoidance of doubt, any shares held by the John and Editha Kapoor Charitable Foundation as of the date of this Agreement).  Such Shareholder has good and marketable title, free and clear of any Liens, to those Original Shares of which such Shareholder is the record owner.  Such Shareholder has the right to vote those Original Shares of which such Shareholder is the beneficial owner but not the owner of record. Such Shareholder does not own, of record or beneficially, (i) any shares of capital stock of the Company other than the Original Shares or (ii) any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in the Company, other than those set forth opposite such Shareholder’s name on Schedule B.  Such Shareholder has the sole right to vote and Transfer such Shareholder’s Original Shares, and none of such Shareholder’s Original Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Shareholder’s Original Shares that would in any way limit the ability of such

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Shareholder to perform its obligations hereunder, except as set forth in Section 3 of this Agreement.

(d)  Absence of Litigation.  As of the date hereof, there is no action, claim, suit, proceeding or investigation before or by any Governmental Authority or arbitrator or any judgment, order, legal requirement or injunction pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder that would reasonably be expected to have a material adverse effect on the ability of such Shareholder to perform such Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e)  Reliance by Parent and Merger Sub.  Such Shareholder understands and acknowledges that Parent and Merger Sub’s willingness to enter into the Merger Agreement is subject to such Shareholder’s execution and delivery of this Agreement.

SECTION 2.  Representations and Warranties of Parent.  Parent hereby represents and warrants to each Shareholder as follows:  Parent has all necessary corporate or other applicable power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The Management Board of Parent has adopted resolutions approving the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated by this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn. No other corporate action (including any shareholder vote or other action) on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Parent and, assuming due authorization (in the case of each Shareholder that is not a natural person), execution and delivery hereof by each Shareholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.  Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated by this Agreement, nor performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other comparable charter or organizational documents of Parent or (ii) (x) violate any Law or Judgment applicable to Parent or any of its Subsidiaries or (y) violate or constitute a default under any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries are a party or accelerate Parent’s or any of its Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.  No Consent is necessary for the execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated by this Agreement, other than such Consents that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

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SECTION 3.  Covenants of Each Shareholder.  During the term of this Agreement, each Shareholder severally and not jointly covenants and agrees as to itself as follows:

(a)  At any meeting of the shareholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any postponement or adjournment thereof, and in any other circumstances upon which a vote, consent, adoption or other approval with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or any Takeover Proposal, is sought, such Shareholder shall (i) appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of such Shareholder’s Subject Shares (A) in favor of, and shall consent to (or cause to be consented to), the approval of the Merger Agreement and of the Merger and each of the other transactions contemplated by the Merger Agreement and any related proposal in furtherance of the foregoing, including in favor of any proposal to adjourn or postpone to a later date any meeting of the shareholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the shareholders of the Company if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (B) against any Takeover Proposal; provided that, in each case, the Merger Agreement shall not have been amended or modified without such Shareholder’s consent to (1) decrease the Merger Consideration or (2) change the form of Merger Consideration.  Any vote required to be cast or consent required to be executed pursuant to this Section 3(a) shall be cast or given by such Shareholder in accordance with such procedures relating thereto so as to reasonably expect that it is duly counted, including for purposes of determining whether a quorum is present.  The obligations of this Section 3(a) shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

(b)  Such Shareholder shall not, and shall not commit or agree to, directly or indirectly, sell, transfer, pledge, exchange, assign, tender, encumber, hypothecate or otherwise dispose of (including by gift, merger (including by conversion into securities or other consideration) or tendering into a tender or exchange offer), by operation of law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), any Subject Shares (or beneficial ownership thereof or any other interest therein) or any rights to acquire any securities or equity interests of the Company, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit-sharing or other derivative arrangement) of any Subject Shares (or beneficial ownership thereof or any other interest therein) or any rights to acquire any securities or equity interests of the Company, to any person other than pursuant to this Agreement or the Merger Agreement, unless such Transfer is to an Affiliate who, prior to any such Transfer,  is a party to this Agreement, enters into a voting agreement in form and substance reasonably acceptable to Parent or agrees to become a party to this Agreement pursuant to a customary joinder agreement; provided that nothing contained herein shall restrict the ability of such Shareholder to exercise any Company Stock Options for Company Common Shares.  For the avoidance of doubt, this Agreement shall not apply

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to the Excluded Shares or any shares held by the John and Editha Kapoor Charitable Foundation as of the date of this Agreement.

(c)  (i)  Such Shareholder shall not commit or agree to take any action inconsistent with the transactions contemplated by, or the terms of, this Agreement or the Merger Agreement.  Such Shareholder hereby consents to and approves the actions taken by the Board of Directors of the Company in adopting the Merger Agreement and recommending the Merger.  Such Shareholder hereby (A) waives any rights of appraisal, or rights to dissent from the Merger, that such Shareholder may have and (B) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

(ii)  Such Shareholder shall not, and such Shareholder shall not permit any of its Subsidiaries to, or authorize or permit any affiliate (other than the Company or any of its Subsidiaries in accordance with the terms of the Merger Agreement), director, officer, trustee, spouse, employee or partner of such Shareholder or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of such Shareholder or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or by this Agreement without the prior written consent of Parent, except as may be required by applicable Law or court process; provided that the foregoing shall not apply to the Excluded Shares or any disclosure required to be made by such Shareholder to the SEC or other Governmental Authority, including any amendment of any statement on Schedule 13D, so long as such disclosure is consistent with the terms of this Agreement and the Merger Agreement and the public statements made by the Company and Parent pursuant to the Merger Agreement.

(d)  Such Shareholder hereby agrees that, in the event (i) of any share or extraordinary dividend or other distribution, share split, reverse share split, recapitalization, reclassification, reorganization, combination or other like change, of or affecting the Subject Shares or (ii) that such Shareholder purchases or otherwise acquires beneficial ownership of or an interest in, or acquires the right to vote or share in the voting of, any shares of capital stock of the Company, in each case after the execution of this Agreement (including by conversion, exercise, operation of law or otherwise) (collectively, the “New Shares”), such Shareholder shall deliver promptly (and in any event within 48 hours of such acquisition by such Shareholder) to Parent written notice of its acquisition or receipt of New Shares, which notice shall state the number of New Shares so acquired or received.  Such Shareholder agrees that any New Shares acquired or received by such Shareholder pursuant to clause (i) or (ii) of this paragraph shall be subject to the terms of this Agreement and shall be deemed to be Subject Shares, including for purposes of all covenants, agreements, obligations, representations and

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warranties set forth herein, and shall constitute Subject Shares to the same extent as if those New Shares were owned by such Shareholder on the date of this Agreement.

(e)  Spousal Consent.  If such Shareholder is a natural person who is married and resides in a community property state, such Shareholder shall cause such Shareholder’s spouse to execute and deliver to Parent the spousal consent set forth in Schedule C.

(f)  Disclosure.  Such Shareholder hereby authorizes the Company and Parent to publish and disclose in any press release or public announcement or in any disclosure required by the SEC and in the Proxy Statement such Shareholder’s identity and ownership of such Shareholder’s Subject Shares and the nature of such Shareholder’s obligations under this Agreement.

SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy.  (a)  Each Shareholder hereby irrevocably grants to, and appoints, Parent and any individual designated in writing by Parent, and each of them individually, such Shareholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Shareholder, to attend any meeting of the shareholders of the Company on behalf of the Shareholder with respect to the matters set forth in Section 3(a), to include such Shareholder’s Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the shareholders of the Company, and to vote all of such Shareholder’s Subject Shares at any meeting of shareholders of the Company or any adjournment or postponement thereof, or grant a consent or approval in respect of such Shareholder’s Subject Shares, in a manner consistent with the provisions of Section 3(a).  The proxy granted in this Section 4 shall expire upon the termination of this Agreement.

(b)  Each Shareholder hereby represents that any proxies heretofor given in respect of such Shareholder’s Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

(c)  Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement.  Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.  Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1-722.D of the LBCA.

SECTION 5.  Further Assurances.  Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectuating the matters covered by this Agreement, including the grant of proxies set forth in Section 4 of this Agreement.

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SECTION 6.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, all of the rights, interests and obligations of Parent under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations under this Agreement.  No assignment by any party shall relieve such party of any of its obligations hereunder.  Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section 6 shall be null and void.

SECTION 7.  Termination.  This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, in each case other than Section 8, which shall survive and instead shall expire upon the expiration of all rights of Parent and Merger Sub thereunder.

SECTION 8.  General Provisions.  (a)  Amendments.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b)  No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Subject Shares.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Shareholder, and Parent shall have no authority to direct any Shareholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

(c)  Capacity as Shareholder. Each Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of the Company, and not in such Shareholder’s capacity as a director, officer or employee of the Company, if applicable.

(d)  Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by Federal Express, UPS, DHL or similar courier service (providing proof of delivery) to Parent in accordance with Section 8.10 of the Merger Agreement and to the Shareholders at their respective addresses set forth on Schedule A (or at such other address for a party as shall be specified by notice given in accordance with this Section 8(d)).  All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(e)  Interpretation.  When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for

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reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The terms “or”, “any” and “either” are not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

(f)  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile, electronic mail or .pdf), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

(g)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder (except the rights conferred upon those persons specified as proxies in Section 4).

(h)  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(i)  Severability.  If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

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(j)  Consent to Jurisdiction; Service of Process; Venue.  All Actions arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be heard and determined in the Delaware Courts.  The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of the Delaware Courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action brought in the Delaware Courts, (iii) agree to not contest the jurisdiction of the Delaware Courts in any such Action, by motion or otherwise and (iv) agree to not bring any Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Courts, except for Actions brought to enforce the judgment of any such court.  The consents to jurisdiction and venue set forth in this Section 8(j) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.  Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by Federal Express, UPS, DHL or similar courier service to the address provided for in Section 8(d) of this Agreement.  The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(k)  Enforcement.  The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the transactions contemplated by this Agreement.  Subject to the following sentence, the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8(j) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right neither the Company nor Parent would have entered into this Agreement.  The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.  The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8(k) shall not be required to provide any bond or other security in connection with any such order or injunction.

(l)  Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS

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AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(L).

(m)  Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such fees or expenses.

[Signature page follows]

IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Shareholder has signed this Agreement, all as of the date first written above.

FRESENIUS KABI AG,

By
/s/ Philipp Schulte-Noelle
Name: Philipp Schulte-Noelle
Title: Chief Financial Officer & Chief Compliance Officer

By
/s/ John R. Ducker
Name: John R. Ducker
Title: President, Region North America

SHAREHOLDERS:

JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989

By
/s/ Dr. John N. Kapoor
	Name:	Dr. John N. Kapoor
	Title:	Trustee

DR. JOHN N. KAPOOR

By
/s/ Dr. John N. Kapoor

AKORN HOLDINGS, L.P.

By: EJ Financial Enterprises, Inc., General partner

By
/s/ Dr. John N. Kapoor
	Name:	Dr. John N. Kapoor
	Title:	President

EJ FINANCIAL / AKORN MANAGEMENT L.P.

By: Pharma Nevada, Inc., General partner

By
/s/ Dr. John N. Kapoor
	Name:	Dr. John N. Kapoor
	Title:	President

EJ FUNDS LP

By: EJ Financial Enterprises, Inc., General partner

By
/s/ Dr. John N. Kapoor
	Name:	Dr. John N. Kapoor
	Title:	President

JOHN E. HILLOCK TRUST U/A KAPOOR 2010
GRAT-H

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

LAWRENCE HILLOCK TRUST U/A KAPOOR
2010 GRAT-H

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

RANDON HILLOCK TRUST U/A KAPOOR 2010 GRAT-H

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

ROBERT HILLOCK TRUST U/A KAPOOR
2010 GRAT-H

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

HILARY BALDERAS TRUST U/A KAPOOR 2010 GRAT-H

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

LUCILLE FLOSS TRUST U/A KAPOOR 2010
GRAT-H

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

LINDA B. CLARK TRUST U/A KAPOOR 2010
GRAT-H

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

CHRISTINA G. KAPOOR GENERAL TRUST
U/A KAPOOR CHILDREN’S 1992 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

JONATHAN N. KAPOOR GENERAL TRUST
U/A KAPOOR CHILDREN’S 1992 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

OLIVIA J. KAPOOR GENERAL TRUST U/A
KAPOOR CHILDREN’S 1992 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

JULES A. KAPOOR GENERAL TRUST U/A
KAPOOR CHILDREN’S 1992 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

KAMAL KAPOOR TRUST U/A KAPOOR 2010
GRAT-K

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

GOPAL MEHRA TRUST U/A KAPOOR 2010
GRAT-K

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

ASHOK B. MEHRA TRUST U/A KAPOOR 2010 GRAT-K

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

NEENA K. ARORA TRUST U/A KAPOOR 2010
GRAT-K

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

KAMALA VATI MEHRA U/A KAPOOR 2010
GRAT-K

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

RANI ANEJA TRUST U/A KAPOOR 2010
GRAT-K

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

SHASHI MEHRA TRUST U/A KAPOOR 2010
GRAT-K

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

SANJIV MEHRA TRUST U/A KAPOOR 2010
GRAT-K

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

BEENA BHATIA TRUST U/A KAPOOR 2010
GRAT-K

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

KAPOOR FAMILY 1996 R TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

ASHOK B. MEHRA GENERAL TRUST U/A KAPOOR FAMILY 1996 NR TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

NEENA K. ARORA TRUST U/A KAPOOR
FAMILY 1996 NR TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

KAMALA VATI MEHRA U/A KAPOOR
FAMILY 1996 NR TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

RANI ANEJA TRUST U/A KAPOOR FAMILY
1996 NR TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

SHASHI MEHRA TRUST U/A KAPOOR FAMILY 1996 NR TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

SANJIV MEHRA TRUST U/A KAPOOR
FAMILY 1996 NR TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

BEENA BHATIA TRUST U/A KAPOOR
FAMILY 1996 NR TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

JOHN E. HILLOCK TRUST U/A HILLOCK
FAMILY 2015 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

LAWRENCE HILLOCK TRUST U/A HILLOCK FAMILY 2015 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

RANDON HILLOCK TRUST U/A HILLOCK
FAMILY 2015 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

ROBERT HILLOCK TRUST U/A HILLOCK
FAMILY 2015 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

HILARY BALDERAS TRUST U/A HILLOCK
FAMILY 2015 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

LUCILLE FLOSS TRUST U/A HILLOCK
FAMILY 2015 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

LINDA B. CLARK TRUST U/A HILLOCK
FAMILY 2015 TRUST

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

CHRISTINA GRACE KAPOOR TRUST U/A
TRUST AGREEMENT F/B/O CHILDREN,
DATED DECEMBER 20, 1990

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

JONATHAN NATH KAPOOR TRUST U/A
TRUST AGREEMENT F/B/O CHILDREN,
DATED DECEMBER 20, 1990

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

JULES ALEXANDER KAPOOR TRUST U/A
TRUST AGREEMENT F/B/O CHILDREN, DATED
DECEMBER 20, 1990

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

OLIVIA JANE KAPOOR TRUST U/A TRUST
AGREEMENT F/B/O CHILDREN, DATED
DECEMBER 20, 1990

By
/s/ Rao Akella
	Name:	Rao Akella
	Title:	Trustee

Schedule A

Company Common Shares

Name and Address of Shareholder	Number of Subject Shares

John N. Kapoor Trust Dated September 20, 1989	1,907,445(1)

Dr. John N. Kapoor	501,896

Akorn Holdings, L.P.	15,050,000

EJ Financial / Akorn Management L.P.	2,970,644

EJ Funds LP	3,590,445

Certain trusts for the benefit of Dr. Kapoor’s children and other family members, the trustee of which is Rao Akella	4,427,462

(1)  Excludes 3,000,079 shares currently owned by the John N. Kapoor Trust Dated September 20, 1989 as of the date of this Agreement (such shares being defined under this Agreement as the “Excluded Shares”).

Schedule B

Name of Shareholder	Number of Unexercised Options	Number of RSUs

Dr. John N. Kapoor	13,654 common shares issuable upon exercise of options	3,495 unvested RSUs

8,701 common shares subject to unvested options

Schedule C

Form of Spousal Consent

The undersigned represents that he or she is the spouse of Shareholder and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”) entered into as of [●], 2017, among Fresenius Kabi AG, a German stock corporation (“Parent”) and the undersigned’s spouse (the “Shareholder”).  All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  The undersigned hereby agrees that the interest of the Shareholder in all property that is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the Shareholder.  The undersigned further agrees that the undersigned’s community property interest in all property that is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement, and that such Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned.  The undersigned further authorizes the Shareholder to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the Shareholder shall be binding on the community property interest of undersigned in all property that is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: [●], 2017

SPOUSE:

[●]

Signature:

Print name: